PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
               TABULATION OF RESULTS OF CONSENT SOLICITATION


                                       Units       % of     % of Units
             Proposal                  Voted    Units Voted  Outstanding
1. Sale of assets at public auction
      Consents:                        181,360      88.6%        57.2%
      Does Not Consent:                 11,662       5.7%         3.7%
      Abstains:                         11,641       5.7%         3.7%
                                       -------
      Total Votes                      204,663

2.  Amendment of the Partnership's
    Charter documents
       Consents:                       170,767       83.4%        53.9%
       Does Not Consent:                12,560        6.2%         4.0%
       Abstains:                        21,336       10.4%         6.7%
                                       -------
      Total Votes                      204,663

3.  Termination and liquidation
    of the Partnership
       Consents:                       183,194       89.5%        57.8%
       Not Consent:                     10,390        5.1%         3.3%
       Abstains:                        11,079        5.4%         3.5%
                                       -------
      Total Votes                      204,663


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